UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006

Natrol, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation)		Identification No.)

21411 Prairie Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 8, 2006, Natrol’s stockholders approved the adoption of the Natrol, Inc. 2006 Stock Option and Incentive Plan, or the 2006 Plan, with an expiration date of June 8, 2016. The 2006 Plan replaces the 1996 Stock Option and Grant Plan, or the 1996 Plan, in advance of its expiration in November 2006, and is the sole plan for providing new awards of equity-based incentive compensation to employees, non-employee directors and other key persons (including consultants and prospective employees). Natrol will no longer make any grants under the 1996 Plan. The maximum number of shares that may be issued under the 2006 Plan is the sum of (a) 3,970,500 shares of Natrol common stock, plus (b) as of each June 30 and December 31 (beginning after June 30, 2006), an additional positive number equal to 15 percent of the shares of common stock issued by Natrol during the six-month period then ended; provided that not more than 3,970,500 shares of common stock will be awarded as incentive stock options. The maximum award of stock options or stock appreciation rights granted to any one individual may not exceed 500,000 shares for any single calendar year.

The 2006 Plan provides for the grant of stock options (both incentive and non-qualified options), stock appreciation rights, deferred stock awards, restricted stock, unrestricted stock and dividend equivalent rights for full-time and part-time officers and other employees, non-employee directors and key persons (including consultants and prospective employees). The compensation committee of Natrol’s board of directors administers the 2006 Plan and determines which individuals to whom awards will be granted, as well as the specific terms and conditions of each award. The compensation committee may delegate to Natrol’s CEO the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934. Stock options granted under the 2006 Plan may not have a term longer than ten years. Stock options become exercisable as determined by the compensation committee. The compensation committee may at any time accelerate the exercisability of all or any part of any stock option. Any material amendment to the 2006 Plan (other than an amendment that curtails the scope of the 2006 Plan) is subject to approval by Natrol’s stockholders.

The foregoing summary description of the 2006 Plan is qualified in its entirety by reference to the actual terms of the 2006 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On July 7, 2006, Natrol’s board and compensation committee approved a form of non-qualified stock option agreement for the 2006 Plan. This form will be used to evidence grants of non-qualified stock options made under the 2006 Plan. The full text of the form is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, Exhibit 10.2.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Natrol, Inc. 2006 Stock Option and Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under the Natrol, Inc. 2006 Stock Option and Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2006	NATROL, INC.

	By:	/s/ Craig Cameron
Craig Cameron
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Natrol, Inc. 2006 Stock Option and Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement under the Natrol, Inc. 2006 Stock Option and Incentive Plan